Exhibit 99.1

West8 Tower, Suite 1000
10205 Westheimer Road
Houston, Texas 77042
www.dresser-rand.com

For Immediate Release

DRESSER-RAND SIGNS AGREEMENT TO SELL TO SIEMENS FOR APPOROXIMATELY $7.6 BILLION IN AN ALL CASH TRANSACTION

•	The agreement provides for an $83 per share price with additional per share cash consideration of $0.55 that shall be applied on the first day of each month starting March 1, 2015, until the closing occurs
•	The base price provides a 37.4% premium over the unaffected share price
•	Combines two highly complementary businesses to create a leading world-class supplier to the oil and gas industry
•	Unique value proposition offers clear client benefits including an enhanced product portfolio and wide range of mission critical rotating equipment and aftermarket solutions
•	Dresser-Rand to become the platform for oil and gas equipment solutions within Siemens

BOARD ADOPTS A ONE-YEAR SHAREHOLDERS RIGHTS PLAN

HOUSTON, September 21, 2014 – Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, today announced that it has entered into a definitive merger agreement with Siemens under which Siemens will acquire all of the outstanding shares of Dresser-Rand common stock for $83.00 per share in cash. The transaction is valued at approximately $7.6 billion, including the assumption of debt. The price represents a premium of 37.4 percent over Dresser-Rand’s closing share price of $60.42 on July 16, 2014, the day before speculation in the press appeared regarding interest in Dresser-Rand. Additional per share cash consideration of $0.55 shall be applied on the first day of each month starting March 1, 2015, until the closing occurs.

Siemens intends to operate Dresser-Rand as the company’s oil and gas business retaining the Dresser-Rand brand name and its executive leadership team. In addition, Siemens intends to maintain a significant presence in Houston, which will be the headquarters location of the oil and gas business of Siemens.

“As the premium brand in the global energy infrastructure markets, Dresser-Rand is a perfect fit for the Siemens portfolio. The combined activities will create a world-class provider for the growing oil and gas markets. With this Dresser-Rand will become ‘The oil and gas’ company within Siemens and fit right into our Siemens Vision 2020,” said Joe Kaeser, President and CEO of Siemens AG.

“After a thorough and competitive process, we are pleased to have reached this agreement with Siemens as it maximizes value and delivers significant benefits to all Dresser-Rand stakeholders,” said Vincent R. Volpe Jr., Dresser-Rand’s President and CEO. “Dresser-Rand shareholders will receive immediate and certain all-cash consideration for their shares at an attractive premium to the Company’s unaffected share price.”

Mr. Volpe added, “Given the vision Siemens has for Dresser-Rand as its oil and gas company, and its expressed wishes to build Dresser-Rand’s product and service portfolio with some of the existing Siemens offerings that have previously been marketed separately into the oil and gas space, it is clear that this is a transaction that should create value for clients, as well as for both sets of shareholders, that would not have otherwise been achieved had Dresser-Rand not become part of the Siemens group. We are excited about the opportunity to continue on our journey to become the premier supplier of high speed rotating equipment and solutions for this industry and believe that the enhancements in offerings available to us in the form of the existing products and services from the Siemens group will serve as an accelerator for technological innovation, profitable growth and extended opportunities for our employees and the communities around the globe in which we operate. Simply stated, we see this as a unique opportunity to better serve our clients, employees and shareholders and are pleased to have Dresser-Rand placed in the central role for Siemens as it develops its position in oil and gas.”

“Our aim is to become the leading rotating equipment and process system integrator for the oil and gas industry.  Dresser-Rand has strong presence in oil and gas, a reputation for technology leadership and innovation, and a talented and experienced leadership team.  Our intention is to leverage these strengths by maintaining the existing company and brand name and selectively moving complementary products and services from the existing Siemens portfolio into Dresser-Rand enabling us to offer a much broader range of products, services and solutions to meet our customers’ needs,” said Lisa Davis, member of the Managing Board of Siemens AG.

Conditions and Approvals

The transaction is expected to close in the summer of 2015 and is subject to Dresser-Rand shareholder approval, regulatory approval in the U.S., Europe and certain other jurisdictions, and other customary closing conditions. Under the terms of the merger agreement, Siemens has committed to take all necessary steps from a regulatory perspective to ensure that the transaction will be completed.

Morgan Stanley & Co. LLC and Zaoui & Co. acted as financial advisors to Dresser-Rand. Wachtell, Lipton, Rosen & Katz, and Gibson, Dunn & Crutcher LLP, served as legal counsel to Dresser-Rand.

One-Year Stockholder Rights Plan

The Company’s Board of Directors has adopted a limited duration Shareholder Rights Plan. The Plan is designed to assist the Board of Directors in maximizing shareholder value in connection with the sale of the Company. The Plan will not in any way prevent or restrict any person from making a superior proposal pursuant to the terms of the Merger Agreement.

Pursuant to the Plan, the Board of Directors declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) on each outstanding share of the Company’s common stock as of the close of business on October 2, 2014 (the “Record Date”). Each Right, once exercisable, will entitle shareholders to buy one one-hundredth of a share of a new series of junior participating preferred stock at a purchase price of $300.00 per Right, subject to adjustment.

The Rights will be exercisable only if a person or group of affiliated or associated persons (other than Siemens or any of its affiliates or associates acting pursuant to the Merger Agreement) acquires beneficial ownership of 10% or more of the Company’s common stock. The Plan provides that the ownership of shareholders that beneficially own 10% or more of the Company’s common stock on the date of adoption of the Plan will be grandfathered, but the Rights would become exercisable if at any time any such shareholder increases its ownership percentage by 1% or more. Derivative interests in the Company’s common stock, such as swap arrangements, regardless of whether such arrangements carry with them the right to control voting or disposition of the underlying securities, are also considered beneficial ownership of the underlying common stock for purposes of the Plan.

Additional details about the Rights Plan will be included in a Form 8-K to be filed by Dresser-Rand with the U.S. Securities and Exchange Commission.

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, India, and Brazil, and maintains a network of 49 service and support centers (including 6 engineering and R&D centers) covering more than 150 countries.

About Siemens AG

a global powerhouse in electronics and electrical engineering, operating in the fields of industry, energy and healthcare as well as providing infrastructure solutions, primarily for cities and metropolitan areas. For over 165 years, Siemens has stood for technological excellence, innovation, quality, reliability and internationality. The company is one of the world’s largest providers of environmental technologies. Around 43 percent of its total revenue stems from green products and solutions. In fiscal 2013, which ended on September 30, 2013, revenue from continuing operations totaled €74.4 billion and income from continuing operations €4.2 billion. At the end of September 2013, Siemens had around 362,000 employees worldwide on the basis of continuing operations. Further information is available on the Internet at www.siemens.com.

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Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.dresser-rand.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Dresser-Rand Group Inc., Investor Relations, West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 77042, 713-973-5497.

Participants in Solicitation

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition of the Company by Siemens. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Siemens will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents will be available free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.dresser-rand.com.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words “anticipates”, “believes”, “expects”, “intends”, “appears”, “outlook”, and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy; its ability to comply with local content requirements; delivery delays by third party suppliers; cost overruns and fixed-price contracts; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any acquisitions, joint ventures or strategic investments; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; a failure or breach of its information system security; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company’s brand name may be confused with others. These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Vice President Investor Relations (713) 973-5497

DRC-FIN